EXHIBIT 99.1

Broadridge Acquires QED Financial Systems, a Leading Provider of Investment Accounting Solutions

Acquisition will significantly expand Broadridge's ability to provide the asset management industry with key accounting and data management solutions

LAKE SUCCESS, N.Y., Nov. 11, 2015 - Broadridge Financial Solutions, Inc. (NYSE:BR) has acquired privately-held investment accounting solutions provider QED Financial Systems, Inc. QED provides software-based investment accounting solutions, data management and outsourced investment accounting services to more than 40 institutional investors and asset managers who together have more than $1.5 trillion in assets under management. Terms of the transaction were not disclosed.

QED strongly complements the front and back office solutions that Broadridge currently provides to the global asset management community including; portfolio management, data and analytics, revenue and expense management, trade processing and shareholder communication solutions. “Incorporating this expertise aligns with our strategy to provide best-of-breed solutions for the asset management space,” said President of Broadridge’s Mutual Fund and Retirement Solutions division Michael Liberatore.

Broadridge’s head of Revenue and Expense Management Solutions Christopher John commented, “We’re pleased to welcome the QED team to Broadridge. Investment accounting is a critically important core function for asset management firms, and the combined Broadridge and QED capabilities will provide a new level of efficiency and value for our clients and the industry.”

“For over 25 years, our team has built its reputation by delivering the very best in accounting solutions tailored to the needs of our specialized client base,” said QED founder Joe Potesta. “We’re excited to be joining Broadridge, where we’ll have access to greater resources, deep expertise in hosting and managed services and extensive distribution capabilities. We look forward to delivering an enhanced suite of services for the asset management industry.”

Founded in 1987, QED Financial Systems is based in Marlton, New Jersey and has 47 associates.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE:BR) is the leading provider of investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and corporate issuers globally. Broadridge’s investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge’s infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes on average $5 trillion in equity and fixed income trades per day. Broadridge employs approximately 7,400 full-time associates in 14 countries. For more information about Broadridge, please visit www.broadridge.com.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (the “2015 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2015 Annual Report.

These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; any material breach of Broadridge security affecting its clients’ customer information; the failure of Broadridge’s outsourced data center services provider to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

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Investor Contact:
Brian S. Shipman, CFA
Broadridge Financial Solutions
+1 516-472-5129
BroadridgeIR@broadridge.com

Media Contacts:
Maggie Nolan
Brainerd Communicators, Inc.
+1 212-986-6667
nolan@braincomm.com

Linda Namias
Broadridge Financial Solutions
+1 631-254-7711
linda.namias@broadridge.com